Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili
jeff.norris@capitalone.com	danielle.dietz@capitalone.com	sie.soheili@capitalone.com

FOR IMMEDIATE RELEASE: July 21, 2026
Capital One Reports Second Quarter 2026 Net Income of $3.0 billion, or $4.73 per share
Net of adjusting items, Second Quarter 2026 Net Income of $5.81 per share(1)
McLean, Va. (July 21, 2026) – Capital One Financial Corporation (NYSE: COF) today announced net income for the second quarter of 2026 of $3.0 billion, or $4.73 per diluted common share, compared with net income of $2.2 billion, or $3.34 per diluted common share in the first quarter of 2026, and with net loss of $4.3 billion, or $(8.58) per diluted common share in the second quarter of 2025. Adjusted net income(1) for the second quarter of 2026 was $5.81 per diluted common share.
"Our results in the second quarter continue to reflect solid top line growth and strong credit performance," said Richard D. Fairbank, Founder, Chairman, and Chief Executive Officer. "We’re now 14 months into our integration of Discover, and integration is going well."
The quarter included the following adjusting items:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
Acquisition amortization expenses(2)	$494	$0.60
Discover integration expenses	$298	$0.36
Brex integration expenses	$96	$0.12

Capital One Second Quarter 2026 Earnings

All comparisons below are for the second quarter of 2026 compared with the first quarter of 2026 unless otherwise noted.
Second Quarter 2026 Income Statement Summary:
•Total net revenue increased 4 percent to $15.9 billion.
•Total non-interest expense increased 7 percent to $9.0 billion:
◦11 percent increase in marketing.
◦6 percent increase in operating expenses.
•Pre-provision earnings(3) increased 1 percent to $6.8 billion.
•Provision for credit losses decreased $1.1 billion to $3.0 billion:
◦Net charge-offs of $3.6 billion.
◦$662 million loan reserve release.
•Net interest margin of 8.01 percent, an increase of 14 basis points.
•Efficiency ratio of 57.05 percent.
◦Adjusted efficiency ratio(4) of 51.38 percent.
•Operating efficiency ratio of 46.57 percent.
◦Adjusted operating efficiency ratio(4) of 40.88 percent.
Second Quarter 2026 Balance Sheet Summary:
•Common equity Tier 1 capital ratio(5) under Basel III Standardized Approach of 13.7% percent at June 30, 2026.
•Period-end loans held for investment in the quarter increased $9.4 billion, or 2 percent, to $457.2 billion.
◦Credit Card period-end loans increased $4.9 billion, or 2 percent, to $275.4 billion.
•Domestic Card period-end loans increased $5.0 billion, or 2 percent, to $259.0 billion.
◦Consumer Banking period-end loans increased $3.6 billion, or 4 percent, to $90.5 billion.
•Auto period-end loans increased $3.6 billion, or 4 percent, to $89.3 billion.
◦Commercial Banking period-end loans increased $1.0 billion, or 1 percent, to $91.3 billion.
•Average loans held for investment in the quarter increased $4.4 billion, or 1 percent, to $450.7 billion.
◦Credit Card average loans increased $223 million, or less than 1 percent, to $271.2 billion.
•Domestic Card average loans increased $589 million, or less than 1 percent, to $254.6 billion.
◦Consumer Banking average loans increased $2.9 billion, or 3 percent, to $88.6 billion.
•Auto average loans increased $2.9 billion, or 3 percent, to $87.4 billion.
◦Commercial Banking average loans increased $1.3 billion, or 1 percent, to $90.9 billion.
•Period-end total deposits decreased $4.8 billion, or 1 percent, to $484.3 billion, while average deposits increased $6.8 billion, or 1 percent, to $486.8 billion.
•Interest-bearing deposits rate paid decreased 9 basis points to 2.91 percent.

Capital One Second Quarter 2026 Earnings

Earnings Conference Call Webcast Information
The company will hold an earnings conference call on July 21, 2026 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through August 4, 2026 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. For additional information on factors that could materially influence forward-looking statements included in this earnings press release, see the risk factors set forth under “Part I—Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.
About Capital One
Capital One Financial Corporation (NYSE: COF) is a leading technology-based financial services company with $484.3 billion in deposits and $673.8 billion in total assets as of June 30, 2026. Headquartered in McLean, Virginia, the company operates as a premier global payments provider and diversified financial institution, delivering a broad suite of products and consumer lifestyle and shopping experiences through its Credit Card, Consumer Banking including its Global Payment Network, and Commercial Banking lines of business. As the only major U.S. bank to migrate entirely to the public cloud, Capital One leverages proprietary data and advanced analytics to democratize financial tools across its primary markets in the United States, Canada, and the United Kingdom.
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(1)    Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on July 21, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures for a reconciliation of our selected reported results to these non-GAAP measures.
(2)    Includes purchase accounting-related amortization for acquisitions where integration expenses were also adjusted.
(3)    Pre-provision earnings is a non-GAAP metric calculated based on total net revenue less non-interest expense for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on July 21, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(4)    This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on July 21, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(5)    Regulatory capital metrics as of June 30, 2026 are preliminary and therefore subject to change.